Exhibit 10.1

STAPLES, INC.

2004 STOCK INCENTIVE PLAN

1.                                       Purpose

The purpose of this 2004 Stock Incentive Plan (the “Plan”) of Staples, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders.  Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”), and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

The Plan is designed to replace the Company’s Amended and Restated 1992 Equity Incentive Plan (the “1992 Plan”), the Company’s Amended and Restated 1990 Director Stock Option Plan (the “1990 Plan”) and the Company’s 1997 United Kingdom Company Share Option Plan (the “UK Plan”).  Upon the approval of the Plan by the Company’s stockholders, no further awards may be made under the 1990 Plan, the 1992 Plan or the UK Plan.

2.                                       Eligibility

All of the Company’s employees, officers, directors, consultants, advisors, and other service providers (including persons who have entered into an agreement with the Company under which they will be employed by the Company in the future) are eligible to be granted options, restricted stock, restricted stock units, stock appreciation rights or other stock-based awards (each, an “Award”) under the Plan.  Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.                                       Administration and Delegation

(a)                                  Administration by Board of Directors.  The Plan will be administered by the Board.  The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.  No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)                                 Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”).  All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)                                  Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to himself or herself.

4.                                       Stock Available for Awards

(a)                                  Number of Shares.

(1)                                  Subject to adjustment under Section 9, Awards may be made under the Plan for up to 23,000,000 shares of common stock, $.0006 par value per share, of the Company (the “Common Stock”).  If any Award expires, is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or results in any Common Stock not being issued (including without limitation, when an Award is settled for cash), then in each such case the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.  Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award (either by actual delivery or by attestation) shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan.  However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code.

(2)                                  In addition, if any option or restricted stock award granted under the 1992 Plan expires, is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such restricted stock award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or results in any Common Stock not being issued because (i) the option or restricted stock award is settled for cash or (ii) shares are used to satisfy the exercise price or a tax withholding obligation, then in each such case the unused Common Stock covered by such option or restricted stock award shall be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code and further provided that the aggregate number of shares of Common Stock available for grant of Awards pursuant to this sentence shall not exceed 45,000,000.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)                                 Sub-limits.  Subject to adjustment under Section 9, the following sub-limits on the number of shares of Common Stock subject to Awards shall apply:

(1)                                  Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in any calendar year shall be 2,300,000.  The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

(2)                                  Limit on Awards other than Options and SARs.  The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be one-half of the total number of shares of Common Stock covered by the Plan (including any shares that may become available under this Plan pursuant to Section 4(a)(2) hereof).

(3)                                  Limits on Awards to Directors.  The maximum number of shares with respect to which Awards may be granted during the term of the Plan to directors who are not employees of the Company shall be 1,150,000 and the maximum number of shares of Common stock with respect to which Awards may be granted in any calendar year to any director who is not an employee of the Company shall be 100,000.

5.                                       Stock Options

(a)                                  General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.  An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)                                 Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Staples, Inc., any of Staples, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)                                  Exercise Price.  The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the fair market value (the “Fair Market Value”) of the Common Stock, as determined by the Board, at the time the Option is granted.

(d)                                 No Reload Rights.  Options granted under this Plan shall not contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

(e)                                  No Repricing.  Unless such action is approved by the Company’s stockholders: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9), and (ii) the Board may not cancel any outstanding Option and grant in substitution therefor new Options under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

(f)                                    Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement provided, however, that no Option will be granted for a term in excess of 10 years.

(g)                                 Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(h) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, to the extent permitted by the Company in its sole discretion, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(h)                                 Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)                                  in cash or by check, payable to the order of the Company;

(2)                                  except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to promptly pay to the Company the exercise price and any required tax withholding;

(3)                                  if provided for in the option agreement or approved by the Company, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion, and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)                                  if provided for in the option agreement or approved by the Company, in its sole discretion,  by payment of such other lawful consideration as the Board may determine, but in no event may such consideration include delivery of a promissory note of the Participant to the Company; or

(5)                                  by any combination of the above permitted forms of payment.

(i)                                     Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Substitute Options may be granted pursuant to this Section 5(i) on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(j)                                     Amendment of Options.  Subject to the provisions of Section 10(f), the Board may amend an Option to convert it into a Stock Appreciation Right.

6.                                       Stock Appreciation Rights

(a)                                  Nature of Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an Award entitling the holder on exercise to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board.

(b)                                 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1)                                  Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, (a) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with an Acquisition Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (b) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with an Acquisition Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (c) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (d) the Stock Appreciation Right will be transferable only with the related Option.

(2)                                  Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which all or any part of the Right may be exercised.

(c)                                  Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company.

7.                                       Restricted Stock; Restricted Stock Units

(a)                                  Grants.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.  Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered in the future (“Restricted Stock Units”) subject to such terms and conditions on the delivery of the shares of Common Stock as the Board shall determine (each Award for Restricted Stock or Restricted Stock Units, a “Restricted Stock Award”). The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.

(b)                                 Terms and Conditions.  The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c)                                  Limitations on Vesting.

(1)                                  Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33-1/3% vested after the said first anniversary of the date of grant and before the second anniversary of the date of grant, and no more than 66-2/3% vested after the second anniversary of the date of grant and before the third anniversary of the date of grant.  Restricted Stock Awards that vest based on performance alone shall not vest earlier than the first anniversary of the date of grant.  Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest earlier than the first anniversary of the date of grant.  Notwithstanding the preceding provisions of this Section 7(c)(1), the Board may grant Restricted Stock Awards that are not subject to any limitations on vesting with respect to up to 5% of the total number of shares of Common Stock covered by the Plan (excluding any shares that may become available under this Plan pursuant to Section 4(a)(2) hereof).

(2)                                  Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the

Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

8.                                       Other Stock-Based Awards

Other Awards of shares of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, including without limitation rights to purchase shares of Common Stock (“Other Stock Unit Awards”), may be granted hereunder to Participants.  Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine.  Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

9.                                       Adjustments for Changes in Common Stock and Certain Other Events

(a)                                  Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.  If this Section 9(a) applies and Section 9(c) also applies to any event, Section 9(c) shall be applicable to such event, and this Section 9(a) shall not be applicable.

(b)                                 Liquidation or Dissolution.  In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.  The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

(c)                                  Reorganization Events.

(1)                                  Definition.  A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the outstanding shares of Common Stock are converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock for cash, securities or other property pursuant to a share exchange transaction.

(2)                                  Consequences of a Reorganization Event on Awards.  In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines:  (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (iv) provide that outstanding Awards shall become exercisable or realizable, or restrictions applicable to a Restricted Stock Award or other Award shall lapse, in whole or in part, prior to or upon such Reorganization Event, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.  To the extent all or any portion of an Award becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Award the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Award exercise price; such repurchase right (A) shall lapse at the same rate as the Award would have become exercisable under its terms and (B) shall not apply to any shares subject to the Award that were exercisable under its terms without regard to clause (ii) above.

10.                                 General Provisions Applicable to Awards

(a)                                  Transferability of Awards.  Except as the Board may otherwise determine or may provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)                                 Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine.  Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)                                  Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)                                 Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator or guardian may exercise rights under the Award.

(e)                                  Withholding.  The Company may require each Participant to pay to the Company, or make provision satisfactory to the Company for payment of, an amount sufficient to pay any taxes, social security contributions, or other similar amounts required by law to be withheld in connection with an Award to such Participant.  If provided for in an Award or approved by the Company, in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.  The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)                                    Amendment of Award.  Except as prohibited by Section 5(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, converting an Incentive Stock Option to a Nonstatutory Stock Option and converting an Option into a SAR, provided that, in each such case, the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)                                 Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)                                 Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be; provided, however, that this sentence shall apply to a Restricted Stock Award only to the extent consistent with Sections 7(c)(2) and 10(j).

(i)                                     Deferral.  The Board may provide in an Award or in an amendment to an Award that the Participant may elect to defer the delivery of shares of Common Stock that would otherwise be delivered pursuant to such Award.  The Board may establish such conditions on the Participant’s election as it deems appropriate.

(j)                                     Performance Conditions.

(1)                                  Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award or an Other Stock-Based Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m) of the Code), then the Committee may provide that this Section 10(j) is applicable to such Award.

(2)                                  If a Restricted Stock Award or an Other Stock-Based Award is subject to this Section 10(j), then the lapsing of restrictions thereon and the distribution of Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on one or more of the following measures: sales, earnings per share, return on net assets, return on equity, and customer service levels.  The Committee may determine that special one-time or extraordinary gains and/or losses or other one-time or extraordinary events should or should not be included or considered in the calculation of such measures.  In addition, customer service target levels will be based on predetermined tests of customer service levels such as scores on blind test (“mystery”) shopping, customer comment card statistics, customer relations statistics (e.g., number of customer complaints), and delivery response levels.  The Committee believes that disclosure of further detail concerning the performance criteria may be confidential commercial or business information, the disclosure of which would adversely affect the Company.  Such performance goals may vary by Participant and may be different for different Awards.  Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(3)                                  The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(j) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11.                                 Miscellaneous

(a)                                  No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)                                 No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.  Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)                                  Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is approved by stockholders of the Company and shall remain in full force and effect until terminated by the Board.  No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan is adopted or was approved by the Company’s stockholders, whichever is earlier, but Awards previously granted may extend beyond that date.

(d)                                 Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment requiring the approval of the Company’s stockholders under any applicable tax requirement, including without limitation Sections 162(m) and 422 of the Code, shall become effective until such approval of the Company’s stockholders is obtained and provided further that without approval of the Company’s stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 9), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes which require stockholder approval under the rules of the Nasdaq National Market, Inc.  No Award shall be made that is conditioned on the approval of the Company’s stockholders of any amendment to the Plan.

(e)                                  Provisions for Foreign Participants.  The Board may modify the terms and conditions of Awards granted to Participants who are foreign nationals or employed outside the United States, establish subplans under the Plan, or adopt such modifications or procedures as the Board may determine to be necessary or advisable to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit, accounting or other matters.

(f)                                    Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board, subject to stockholder approval, on March 2, 2004; approved by the stockholders on June 17, 2004; and amended by the Board on September 8, 2004.